[EXHIBIT 10.5]


                      AGREEMENT FOR CLOSING

     This Agreement for Closing (the "Agreement"), is entered into this 19th day of September, 2006, by and between the undersigned shareholders of International Imaging Systems, Inc., ("Shareholders") and International Imaging Systems, Inc., a Delaware corporation ("IISY") in connection with closing of the certain stock purchase transaction (the "Transaction") in which third party purchasers are acquiring 4,500,000 shares of the Common Stock of International Imaging Systems, Inc., (the "Company").

                  W  I  T  N  E  S  S  E  T  H


     Whereas,   prior   to  closing  of  the   Transaction,   the
undersigned Shareholders had loans outstanding to IISY; and

     Whereas, the Shareholders have, but for $30,000.00 in original loan principal, determined to convert their respective shareholder loans to IISY to additional paid-in capital of IISY immediately prior to closing of the Transaction; and

     Whereas, following such collective conversion of shareholder loans  to  its  paid  in capital, IISY owns and  holds  a  single account  receivable in the unpaid principal amount of  $30,000.00 which is due from Alcard Mexico, S.A.; and

     Whereas, IISY is required to have no accounts receivable and no current or long term liabilities prior to closing of the Transaction; and

     Whereas,  the Shareholders have agreed to accept  assignment of  the  Company's  Alcard Mexico, S.A. account  receivable  from
IISY,   in   full  satisfaction  of  the  $30,000.00   remaining,
unconverted shareholder loans balance;

     Now Therefore, the parties hereto, intending to be bound hereby, have set out their mutual agreements as follows:

     1. The Shareholders have determined, in connection with subsequent closing of the Transaction, to convert all but $30,000.00 of original principal shareholder loans due and owing from IISY to such Shareholders, to additional paid-in capital of the Company and shall, and do hereby undertake and effect such conversion prior to closing of the Transaction.

     2. In addition, IISY shall and hereby does assign its account receivable due from Alcard Mexico, S.A. in the principal amount of $30,000.00 to the Shareholders immediately prior to closing of the Transaction.


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     3.   The Shareholders shall, and hereby do, accept assignment of the Company's account receivable due from Alcard Mexico, S.A. in full and complete satisfaction of the remaining unpaid balance of the shareholder loans to the Company in the same unpaid original principal amount, in full and complete satisfaction of the remaining unpaid balance of the IISY shareholder loans.

     4. It is the intent of the Shareholders to hereby extinguish all shareholder loan obligations of IISY in connection with and prior to closing of the Transaction. It is the intent of IISY to render the Company as having no accounts receivable nor short or long term liabilities prior to closing of the Transaction, as required.

      In Witness Whereof, the Parties have executed and entered into this Agreement on the date first above written.

                              INTERNATIONAL IMAGING SYSTEMS, INC.


                              By: /s/ C. Leo Smith
                              -----------------------------------
                              C. Leo Smith, President



                              SHAREHOLDERS:

                              /s/ Michael D'Angelo
                              -----------------------------------
                                  MICHAEL D'ANGELO

                              /s/ Laura Palisa Mujica
                              -----------------------------------
                                  LAURA PALISA MUJICA

                              /s/ Lara Nicole Sarafianos
                              -----------------------------------
                                  LARA NICOLE SARAFIANOS